UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2017

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2017, Equifax Inc., a Georgia corporation (the “Company”), held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 111,209,803 shares were represented in person or by valid proxy at the Annual Meeting and the Company’s shareholders took the following actions:

1. Election of Directors. Shareholders elected eleven directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The vote totals for each of these individuals is set forth below:

Director	Shares For	Shares Against	Shares Abstained
Robert D. Daleo	99,715,623	2,316,383	124,852
Walter W. Driver, Jr.	101,132,009	935,607	89,242
Mark L. Feidler	101,800,614	230,300	125,944
G. Thomas Hough	101,756,419	314,825	85,614
L. Phillip Humann	97,793,976	4,274,290	88,592
Robert D. Marcus	100,645,354	1,426,870	84,634
Siri S. Marshall	99,836,330	2,216,184	104,344
John A. McKinley	101,809,923	263,577	83,358
Richard F. Smith	99,214,320	2,647,274	295,264
Elane B. Stock	101,863,530	235,665	57,663
Mark B. Templeton	100,672,799	1,399,480	84,579

There were 9,052,945 broker non-votes with respect to each director nominee listed above.

2. Advisory Vote to Approve Named Executive Officer Compensation. Shareholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers. The vote totals were 97,090,990 shares for, 4,769,446 shares against, 296,422 share abstentions and 9,052,945 broker non-votes.

3. Advisory Vote on Frequency of Future Say-on-Pay Votes. Shareholders approved, on a non-binding, advisory basis, annual frequency for future votes to approve named executive officer compensation. The vote totals were 93,141,565 shares for one-year (i.e. annual) frequency, 88,035 shares for two-year frequency, 8,813,655 shares for three-year frequency, 113,603 share abstentions and 9,052,945 broker non-votes. The Company will conduct an annual advisory vote on executive compensation until the next required vote on the frequency of such votes.

4. Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017. The vote totals were 109,267,963 shares for, 1,851,837 shares against and 90,003 share abstentions.

5. Shareholder Proposal Regarding Political Contributions Disclosure. A shareholder proposal regarding political contributions disclosure was not approved. The vote totals were 36,034,006 shares for, 64,331,648 shares against, 1,791,204 share abstentions and 9,052,945 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2017	EQUIFAX INC.

/s/ John J. Kelley III
John J. Kelley III
Corporate Vice President, Chief Legal Officer and Corporate Secretary